UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2004

A REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-112750	20-0615133
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, #200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The Board of Directors of A REIT, Inc. (the "Corporation"), at its Board meeting held October 26, 2004, approved the payment of an initial distribution rate of 5% to stockholders of record on November 30, 2004. Payment of the initial distribution is contingent upon the sale of the minimum offering of 200,000 shares of the Corporation’s common stock to non-affiliates and the purchase of the Satellite Place property in Duluth, Georgia. The minimum sale of 200,000 shares is required to release offering proceeds from the escrow account in accordance with the Corporation’s offering prospectus. As of October 26, 2004, the Corporation has sold 120,333 shares of its common stock to non-affiliates. Future monthly distributions will be payable to stockholders of record as of the last day of each month.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A REIT, Inc.

October 27, 2004	By:	/s/ Anthony W. Thompson

Name: Anthony W. Thompson
Title: President and Chief Executive Officer